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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in (1) the Registration Statements (Form S-3 No. 333-23611 dated April 10, 1997 and No. 333-45597 dated February 4,
1998) and the related Prospectuses of Pacific Gulf Properties Inc. (the "Company") for the registration of $250,000,000 and $300,000,000, respectively, of the Company's common stock, preferred stock, debt securities and warrants; and (2) the Registration Statement (Form S-8, No. 33-73688) pertaining to the Pacific Gulf Properties Inc. 1993 Share Option Plan, and the Registration Statement (Form S-3 No. 33-92082) pertaining to the Pacific Gulf Properties Inc. Dividend Reinvestment Plan of our report dated February 15, 2001 (except Note 11 as to which the date is March 9, 2001), with respect to the consolidated financial statements and related financial statement schedules of Pacific Gulf Properties Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2000.


/s/ ERNST & YOUNG, LLP


Irvine, California
March 29, 2001